Exhibit 99.1

Herbalife Nutrition Announces Michael O. Johnson Will Reassume The Role of Chief

Executive Officer On An Interim Basis Following The Departure of CEO Richard Goudis

LOS ANGELES (January 8, 2019) – The Board of Directors of Herbalife Nutrition Ltd. (“Board”) announced today that effective immediately, Michael O. Johnson, the Company’s Executive Chairman, who led Herbalife Nutrition Ltd. (“Company”) as its Chief Executive Officer from 2003 to 2017, will reassume the role of Chief Executive Officer on an interim basis following the resignation of current CEO Richard Goudis.

Mr. Johnson will oversee the operations of the Company, along with other senior executives, and continue to drive Herbalife Nutrition’s strong performance and growth trajectory. Pursuant to the Board’s succession plan, and to ensure an effective and orderly transition to a permanent CEO in the future, the Board expects to select the permanent CEO from the Company’s proven senior leadership team.

Mr. Goudis’ departure is not due to any issues regarding the Company’s financial reporting, but pertains to comments which recently came to light, made by Mr. Goudis prior to his role as CEO, that are contrary to the Company’s expense-related policies and business practices. The comments made were inconsistent with Herbalife Nutrition’s standards and do not reflect the Company’s culture.

The Company today also announced preliminary volume point results for the fourth quarter 2018 which were up 11.6% worldwide from the same period in 2017(1)(2) and reaffirmed its initial full year 2019 guidance as announced on October 30, 2018, thereby demonstrating the Company’s consistent and continued confidence in the business moving forward.

(1)

During 2018, the Company adjusted volume point values for certain products in Mexico, North America and South & Central America. Excluding these adjustments, the worldwide total year over year change in volume points would have been an increase of 10.8%.

(2)

The volume point results are preliminary and may be subject to revision based upon the completion of the Company’s year-end financial closing process. The Company expects to report its final volume point results, as well as its financial results for the fourth quarter and full year 2018 and provide an update to 2019 guidance, on February 19, 2019.

About Herbalife Nutrition Ltd.

Herbalife Nutrition is a global nutrition company whose purpose is to make the world healthier and happier. The Company has been on a mission for nutrition – changing people’s lives with great nutrition products and programs – since 1980. Together with our Herbalife Nutrition independent distributors, we are committed to providing solutions to the worldwide problems of poor nutrition and obesity, an aging population, skyrocketing public healthcare costs and a rise in entrepreneurs of all ages. Herbalife Nutrition offers high-quality, science-backed products, most of which are produced in Company-operated facilities, one-on-one coaching with an Herbalife Nutrition independent distributor, and a supportive community approach that inspires customers to embrace a healthier, more active lifestyle.

Herbalife Nutrition’s targeted nutrition, weight-management, energy and fitness and personal care products are available exclusively to and through its independent distributors in more than 90 countries. Through its corporate social responsibility efforts, Herbalife Nutrition supports the Herbalife Nutrition Foundation (HNF) and its Casa Herbalife programs to help bring good nutrition to children in need. Herbalife Nutrition is also proud to sponsor more than 190 world-class athletes, teams and events around the globe.

Herbalife Nutrition has approximately 8,300 employees worldwide, and its shares are traded on the New York Stock Exchange (NYSE: HLF) with net sales of approximately $4.4 billion in 2017. To learn more, visit Herbalife.com or IAmHerbalife.com.

Herbalife Nutrition also encourages investors to visit its investor relations website at ir.herbalife.com as financial and other information is updated and new information is posted.

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Herbalife Nutrition Ltd.

Media: Jennifer Butler

213-745-0420

jenb@herbalife.com

Investor Relations: Eric Monroe

213-745-0449

ericm@herbalife.com

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, such as those disclosed or incorporated by reference in our filings with the Securities and Exchange Commission. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, among others, the following:

•	our relationship with, and our ability to influence the actions of, our Members;

•	improper action by our employees or Members in violation of applicable law;

•	adverse publicity associated with our products or network marketing organization, including our ability to comfort the marketplace and regulators regarding our compliance with applicable laws;

•	changing consumer preferences and demands;

•	the competitive nature of our business;

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regulatory matters governing our products, including potential governmental or regulatory actions concerning the safety or efficacy of our products and network marketing program, including the direct selling markets in which we operate;

•	legal challenges to our network marketing program;

•	the consent order entered into with the FTC, the effects thereof and any failure to comply therewith;

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risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third-party importers, pricing and currency devaluation risks, especially in countries such as Venezuela;

•	uncertainties relating to interpretation and enforcement of legislation in China governing direct selling and anti-pyramiding;

•	our inability to obtain the necessary licenses to expand our direct selling business in China;

•	adverse changes in the Chinese economy;

•	our dependence on increased penetration of existing markets;

•	any material disruption to our business caused by natural disasters, other catastrophic events, acts of war or terrorism, or cyber-security incidents;

•	contractual limitations on our ability to expand our business;

•	our reliance on our information technology infrastructure and outside manufacturers;

•	the sufficiency of our trademarks and other intellectual property rights;

•	product concentration;

•	our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Member relations and operating results;

•	U.S. and foreign laws and regulations applicable to our international operations;

•	uncertainties relating to the United Kingdom’s vote to exit from the European Union;

•	restrictions imposed by covenants in our credit facility;

•	risks related to the convertible notes;

•	uncertainties relating to the application of transfer pricing, duties, value added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	taxation relating to our Members;

•	product liability claims;

•	our incorporation under the laws of the Cayman Islands;

•	whether we will purchase any of our shares in the open markets or otherwise; and

•	share price volatility related to, among other things, speculative trading and certain traders shorting our common shares.

We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.